UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 5, 2013

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a special meeting of the board of directors of the Company (the “Board”) held on August 5, 2013, the Board voted to amend the Bylaws of the Company (the “Bylaws”) as follows:

Article III:

•                  Section 3.02 (Number and Term of Office): To decrease the number of authorized directors from six (6) to five (5).

Article IV:

•                  Section 4.09 (Chief Executive Officer): To insert a new Section 4.09 describing the duties of the Chief Executive Officer of the Company having general charge of the business and affairs of the Company and oversight of management of the Company and presiding over meetings of shareholders of the Company, and further clarifying how those duties may and shall be exercised where the offices of the Chairman of the Board and the Chief Executive Officer are separate.

•                  Section 4.09 (President): To renumber the existing Section 4.09 as Section 4.10 and to remove the reference to the President being the Chief Executive Officer of the Company with responsibility for presiding over meetings of shareholders of the Company.

•                  Sections 4.10-4.13: To renumber each of the existing Sections 4.10 - 4.13 as Sections 4.11 - 4.14, respectively.

Article VIII:

•                  Section 8.07 (Forum for Adjudication of Disputes): To insert a new Section 8.07 designating the Court of Chancery of the State of Delaware as the sole and exclusive forum for disputes for (i) derivative actions brought on behalf of the Company, (ii) claims for any breach of a fiduciary duty owed by any director, officer or other employee of the Company, (iii) claims arising pursuant to any provision of the Delaware General Corporation Law, or (iv) claims governed by the internal affairs doctrine.

•                  Sections 8.07 and 8.08: To renumber the existing Sections 8.07 and 8.08 as 8.08 and 8.09, respectively.

Item 9.01 Financial Statements & Exhibits

The Company hereby files the following exhibit pursuant to Item 5.03, “Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year”.

Exhibit No.	Description

3.1	Amendment to Bylaws dated August 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 9, 2013

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and
General Counsel